Exhibit 10.3

PSB HOLDINGS, INC.

2005 DIRECTORS DEFERRED COMPENSATION PLAN

as amended on December 15, 2009

PSB HOLDINGS, INC.

2005 DIRECTORS DEFERRED COMPENSATION PLAN

1.

Adoption of Plan.  PSB Holdings, Inc. (“PSB Holdings”) has adopted the PSB Holdings, Inc. 2005 Directors Deferred Compensation Plan effective as of October 17, 2007 (the “Plan”), and hereby amends the Plan effective December 15, 2009, in order to conform the Plan to its prior operation during 2009.

2.

Purpose.  The purposes of the Plan are:

(a)

to provide, from and after January 1, 2005, an alternative method of compensating members (the “Directors”) of the boards of directors of PSB Holdings and the Bank and any other Subsidiary which has been designated by PSB Holdings to participate in the Plan, whether or not they otherwise receive compensation as employees, in order to aid PSB Holdings and its Subsidiaries in attracting and retaining as Directors persons whose abilities, experience, and judgment can contribute to the continued progress of PSB Holdings and its Subsidiaries and to provide a mechanism by which the interests of the Directors and the shareholders of PSB Holdings can be more closely aligned; and

(b)

to accept and hold all amounts deferred after December 31, 2004, under the Prior Plan.

3.

Definitions.  As used in this Plan, the following terms shall have the meaning set forth in this paragraph 3:

(a)

“Accounts” means, as of any date after December 31, 2004, such of a Participant’s Deferred Cash Account and Deferred Stock Account which have an undistributed balance.

(b)

“Bank” means Peoples State Bank, a Subsidiary of PSB Holdings, Inc.

(c)

“Beneficiary” means such person or persons, or organization or organizations, as the Participant from time to time may designate by a written designation filed with PSB Holdings during the Participant’s life.  Any amounts payable hereunder to a Participant’s Beneficiary shall be paid in such proportions and subject to such trusts, powers, and conditions as the Participant may provide in such designation.  Each such designation, unless otherwise expressly provided therein, may be revoked by the Participant by a written revocation filed with PSB Holdings during the Participant’s life.  If more than one such designation shall be filed by a Participant with PSB Holdings, the last designation so filed shall control over any revocable designation filed prior to such filing.  To the extent that any amounts payable under this Plan to a Participant’s Beneficiary are not effectively disposed of pursuant to the above provisions of this subparagraph 3(c), either because no designation was in effect at the Participant’s death or because a designation in effect at the Participant’s death failed to dispose of such amounts in their entirety, then for purposes of this Plan, the Participant’s “Beneficiary” as to such undisposed of amounts shall be the Participant’s estate as provided for in subparagraph 6(c)(ii).

(d)

“Board” means the Board of Directors of PSB Holdings.

(e)

“Change in Control” means the happening of any of the following events:

(i)

when any “person” as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act, excluding any employee benefit plan sponsored or maintained by PSB Holdings or any Subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of PSB Holdings representing 30% or more of the combined voting power of PSB Holdings’ then outstanding securities with respect to the election of the directors of PSB Holdings; or

(ii)

when, during any period of 24 consecutive months, the individuals who, at the beginning of such period, constitute the Board of Directors of PSB Holdings (the “Incumbent Directors”) cease for any reason other than death to constitute at least a majority thereof, provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least a majority of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this provision; or

(iii)

the occurrence of a transaction requiring shareholder approval of the acquisition of the Bank by an entity other than PSB Holdings or a 50% or more owned Subsidiary or shareholder approval of the acquisition of PSB Holdings through purchase of assets, or by merger, consolidation or otherwise, except in the case of a transaction pursuant to which, immediately after the transaction, PSB Holdings’ shareholders immediately prior to the transaction own at least 60% of the combined voting power of the surviving entity’s then outstanding securities with respect to the election of the directors of such entity solely by reason of such transaction; or

(iv)

the liquidation or dissolution of the Bank or PSB Holdings.

(f)

“Code” means the Internal Revenue Code of 1986, as amended, and reference to any section of the Code shall be deemed to include any successor section or sections.  Any reference to a section of the Code shall also be deemed to incorporate any regulation promulgated thereunder.

(g)

“Controlled Group” means the Company and each other member of the controlled group to which the Company belongs pursuant to Section 409A of the Code and the regulations promulgated thereunder.

(h)

“Deferral Account” means the account established by PSB Holdings or a Subsidiary, as the case may be, pursuant to subparagraph 5(a) to record a Participant’s Directors Fees.

(i)

“Deferrals” means the amount of Directors Fees which a Director elects to defer pursuant to this Plan.

(j)

“Directors Fees” means all retainer, meeting fees, or other compensation to which a Director would otherwise become entitled for services to be rendered as a Director, but excluding any compensation to which such person is entitled to receive in his capacity, if any, as an employee of PSB Holdings or any Subsidiary.

(k)

“Participant” means a Director who has an undistributed balance in his or her Deferral Account.

(l)

“Prior Plan” means the PSB Holdings, Inc. Directors Deferred Compensation Plan as operated and maintained to defer, hold, and pay out Deferrals and accumulated earnings thereon with respect to Director Fees deferred prior to January 1, 2005.

(m)

“Return on Equity” for any calendar year means a percentage equal to the quotient determined by dividing (i) PSB Holdings’ net income for such year, by (ii) average stockholders’ equity of PSB Holdings, determined without regard to unrealized gains or losses on investment securities, on a consolidated basis for such year.

(n)

“Specified Employee” means any employee of the Company or any other member of the Controlled Group who is a “specified employee” as determined pursuant to Code Section 409A.  For purposes of this paragraph (k), the Specified Employee identification date shall be December 31, and the Specified Employee effective date shall be April 1.

(o)

“Subsidiary” means the Bank and each other subsidiary of PSB Holdings, including any subsidiary of the Bank.

(p)

“Termination of Employment” shall mean, with respect to a Director who is an employee, termination of the Director’s employment with the Company and each other member of the Controlled Group.

(q)

“Termination of Service” shall mean, the later of the date of (i) the bona fide termination of a Participant’s service as a member of the Board and each other board of directors of any Subsidiary which has been designated a participating Subsidiary; and (ii) the Participant’s Termination of Employment.

4.

Deferral of Directors Fees.

(a)

Annual Election.  Each Director may elect before January 1 of any fiscal year of PSB Holdings which began subsequent to December 31, 2007, to defer the payment of all or any portion of the Directors Fees to which the Director would otherwise become entitled for services to be rendered during each fiscal year subsequent to the date on which such election is effective and on or before the last day of the month in which the director’s Termination of Service occurs.  An election by a Director to defer Director’s Fees pursuant to this subparagraph 4(a) shall be effective with respect to Director’s Fees earned during the first fiscal year beginning after the date such election is made and during each subsequent fiscal year until revoked or amended, provided, however, that any such revocation or amendment shall only be effective with respect to fiscal years beginning after the date written notice of such revocation or amendment is first received by PSB Holdings.

(b)

New Director.  Despite any other provision of subparagraph 4(a), if a person first becomes a Director during a fiscal year, such Director may, within 30 days of his election or appointment, elect to become a Participant with respect to all or any portion of the Director’s Fees earned and payable (i) from and after the date on which he is elected a Director if an election is filed on or before the date of such election as a Director, or (ii) if no election is filed pursuant to clause (i), on the first day of the first month immediately following the month in such fiscal year in which such election is made if such election was made within 30 days of the date on which he was elected a Director, and on or before the last day of the month in which the director’s Termination of Service occurs.  An election by a Director to defer Directors Fees pursuant to this subparagraph 4(b) shall remain in effect until the last day of the fiscal year in which such election is made and during each subsequent fiscal year until revoked or amended, provided that any such revocation or amendment shall only be effective with respect to fiscal years beginning after the date written notice of such revocation or amendment is first received by PSB Holdings.

(c)

Payment of Fees.  Directors Fees which are deferred pursuant to this paragraph 4 shall be distributable in accordance with paragraph 6 and only after such Participant’s Termination of Service.  Any Directors Fees not subject to an election made in accordance with this paragraph 4 shall be paid in accordance with the Board’s policy as from time to time in effect.

5.

Accounting and Elections.

(a)

Accounts.  PSB Holdings and each participating Subsidiary shall establish a Deferral Account in the name of each Director who has elected to defer the payment of Directors Fees pursuant to paragraph 4.

(b)

Crediting Deferred Fees.  As of each date on which PSB Holdings or a Subsidiary would otherwise make a payment of Directors Fees, that portion of the Directors Fees of each Participant who has a deferral election then in effect shall, to the extent deferred, be credited by PSB Holdings or the Subsidiary, as the case may be, to the Participant’s Deferral Account.

(c)

Crediting Interest.  As of each December 31 (each, a “Crediting Date”), up to and including the Basic Initial Payment Date (as defined in paragraph 6), interest shall be credited to each Participant’s Deferral Account based on the average balance in the Deferral Account as of the last day of each calendar quarter of the year ending on the Crediting Date at an annual interest rate equal to the following:

(i)

on each Crediting Date occurring on or before December 31, 2006, interest at a rate equal to 50% of the Return on Equity for the calendar year ending on the Crediting Date if, but only if, the Return on Equity for the fiscal year ending on the Crediting Date was not less than 12%;

(ii)

on the Crediting Date occurring on December 31, 2007, interest at a rate equal to 50% of the Return on Equity for the calendar year ending December 31, 2007; and

(iii)

on each Crediting Date occurring on or after December 31, 2008, interest at a rate equal to 100% of the Return on Equity for the calendar year ending on the Crediting Date, but in no event shall such interest rate be less than 5% nor more than 15%;

provided, however, that, notwithstanding the foregoing:

(x)

if the Participant has incurred a Termination of Service prior to December 31, the Participant’s Deferral Account shall, on the last day of the second month following the month in which his Termination of Service occurs, be credited with interest at a rate equal to 8% per annum multiplied by a percentage, the numerator of which is the number of days in the year of his Termination of Service that the Participant was a member of the Board and the denominator of which is 365; and

(y)

if the Participant has specified an Initial Payment Date other than the Participant’s Basic Initial Payment Date, then interest at the rate of 8% per annum shall be credited under this subparagraph 5(c) on the last day of each month following his Basic Initial Payment Date, through the last day of the month immediately following the Participant’s Initial Payment Date.

(d)

Annual Report.  Within 120 days of the end of each fiscal year in which this Plan is in effect, PSB Holdings shall furnish each Participant a statement of the year-end balance in such Participant’s Deferral Account.

6.

Distribution of Deferred Amounts.

(a)

Initial Payment Date.  The “Initial Payment Date” of a Participant shall be the later of (i) the first day of the third month following the month in which occurs the Participant’s Termination of Service (the “Basic Initial Payment Date”) and (ii) the date specified by the Participant as the Initial Payment Date (but not later than the first day of the third month following the month in which occurs the date on which such Participant would have attained his mandatory retirement age) in a written election filed with PSB Holdings; provided, however, that if the Participant is a Specified Employee on the date of  his Termination of Employment, the Initial Payment Date otherwise provided for in clause (i) and (ii) shall be adjusted to the first day of  the first calendar month in which occurs the first date which is six months subsequent to the Participant’s Termination of Employment, and, provided further, that any such election shall also be subject to the provisions of paragraph 6(e).

(b)

Ending Balance.  The “Ending Balance” of a Participant’s Deferral Account means the balance of the Deferral Account determined as of the Initial Payment Date.

(c)

Distribution.  On the Initial Payment Date, distribution of the Ending Balance shall be made in cash in accordance with the following:

(i)

Automatic Form of Payment.  In 60 monthly installments beginning on the Initial Payment Date in an amount equal to the amount necessary to amortize the repayment of a loan in an amount equal to the Ending Balance in 60 monthly payments at an interest rate of 8% per annum with payments being made on the first day of each monthly period.

(ii)

Death Benefit.  In the event that the Participant dies before receiving payment of the entire amount to which he is entitled under this Agreement, the unpaid balance shall be paid in a lump sum or in installments, as specified in the Participant’s most recent election in accordance with the provisions of subparagraph 6(c)(iv), to the Beneficiary of such Participant.  If a Beneficiary dies after the Participant’s death, but before receiving the entire payment of the Beneficiary’s portion of the amount to which the Participant was entitled under this Agreement, the portion of the unpaid balance which such Beneficiary would have received if he had not died shall be paid in a lump sum to such Beneficiary’s estate unless the Participant designated otherwise.

(iii)

Change in Control.  In the event a Participant incurs a Termination of Service in connection with a Change in Control, payment of the Ending Balance shall be made on the first July 1 following the Participant’s Termination of Service (or on the date of such termination if it occurs on July 1).

(iv)

Elective Forms of Distribution.  The Participant may elect, subject to the provisions of subparagraph 6(d), that payment of the Participant’s Ending Balance shall be made in one of the following forms:

(A)

in 120 monthly installments beginning on the Initial Payment Date in an amount equal to the amount necessary to amortize the repayment of a loan in an amount equal to the Ending Balance in 120 monthly payments at an interest rate of 8% per annum with payments being made on the first day of each monthly period; or

(B)

in a lump sum, payable on the Initial Payment Date.

(d)

Each Participant may make an election pursuant to paragraphs 6(a) or (c) prior to December 31, 2007.  Each person who becomes a Director subsequent to October 17, 2007, may file an election pursuant to paragraphs 6(a) or (c) at the same time he elects to participate in the Plan pursuant to paragraph 4(b).  Any election by a Director pursuant to paragraphs 6(a) or (c) subsequent to the periods provided for in the two immediately preceding sentences shall be effective only if (i) such election, by its terms, will be effective not less than 12 months after the date on which it is received by PSB Holdings, (ii) such election is made not less than 12 months prior to the date on which distribution of his Deferral Account was otherwise scheduled to begin, (iii) such election defers the distribution of such Deferral Account to a date which is not less than five years subsequent to the date on which distribution of his Deferral Account was otherwise scheduled to begin, and (iv) such election does not result in the acceleration of the distribution of the Director’s Deferral Account.  All such elections shall be subject to the automatic distribution provisions of subparagraph 6(c)(iii), which shall govern the distribution of benefits in the event of Termination of Service which occurs because of death or in connection with a Change of Control.

(e)

Notwithstanding any other provision of the Plan or any election made or permitted to be made hereunder, no election as to the timing or form, or both, of the distribution of a Participant’s Deferral Account, and no other distribution otherwise provided for by this Plan, shall be effective or made, as the case may be, if such timing or distribution would cause the Plan to fail to meet the requirements of Code Section 409A and cause the Participant to be subject to the interest and additional tax imposed pursuant to Code Section 409A(a)(1)(B), and any such election or such other provision shall be modified in the operation of the Plan so that the timing or form, or both, as the case may be, corresponds as closely as possible to such election or other provision, but will then comply with the requirements of Code Section 409A so as to preclude the application of Code Section 409A(a)(1)(B).

(f)

Modification of Payments.  After a Participant’s Termination of Service occurs, neither such Participant nor his Beneficiary shall have any right to modify in any way the schedule for the distribution of amounts credited to such Participant under this Plan as specified in the last election filed by the Participant.

7.

Form for Elections.  The Secretary of PSB Holdings shall provide election forms for use by Directors in making an initial election to become a Participant and for making all other elections or designations permitted or required by the Plan.

8.

Miscellaneous.

(a)

No Assignment.  Amounts payable hereunder may not be voluntarily or involuntarily sold or assigned, and shall not be subject to any attachment, levy, or garnishment.

(b)

No Right of Election.  Participation in this Plan by any person shall not confer upon such person any right to be nominated for re election or re-elected to the Board or the board of directors of a Subsidiary.

(c)

Unsecured Claims.  Neither PSB Holdings nor any Subsidiary shall be obligated to reserve or otherwise set aside funds for the payment of its obligations hereunder, and the rights of any Participant under the Plan shall be an unsecured claim against the general assets of PSB Holdings or the Subsidiary which has established such Participant’s Deferral Account and in no event shall there be joint liability for the payment of a Deferral Account established by another participating entity.  All amounts due Participants or Beneficiaries under this Plan shall be paid out of the general assets of PSB Holdings.

(d)

Plan Administration.  The Board shall have all powers necessary to administer this Plan, including all powers of Plan interpretation, of determining eligibility and the effectiveness of elections, and of deciding all other matters relating to the Plan; provided, however, that no Participant shall take part in any discussion of, or vote with respect to, a matter of Plan administration which is personal to him and not of general applicability to all Participants.  All decisions of the Board shall be final as to any Participant under this Plan.

(e)

Amendment and Termination.  The Board may amend this Plan in any and all respects at any time (including, specifically, but not limited to, the rate at which interest will be credited to any Deferral Account from and after the date of such amendment), or from time to time, or may terminate this Plan at any time, but any such amendment or termination shall be without prejudice to any Participant’s right to receive amounts previously credited to such Participant under this Plan, and provided further any amendment or termination of the Plan shall not cause any amount otherwise payable hereunder to be accelerated in violation of the requirements of Code Section 409A.